UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

                               --------------
                                  FORM 8-K
                               --------------

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

    Date of report (Date of earliest event reported): September 14, 2006


                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)


        1-32532                                       20-0865835
(Commission File Number)               (I.R.S. Employer Identification No.)

           50 E. RiverCenter Boulevard, Covington, Kentucky 41011
            (Address of principal executive offices) (Zip Code)

                P.O. Box 391, Covington, Kentucky 41012-0391
                       (Mailing Address) (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

     Today, Ashland Inc. ("Ashland") entered into a stock trading plan with Credit Suisse Securities (USA) LLC (the "Plan") pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. Under the Plan, up to 6 million of the 7 million shares authorized for repurchase under a stock repurchase program approved by Ashland's board of directors today and described in greater detail in Item 8.01 below may be repurchased. The Plan will become effective on September 25, 2006, and end on or before March 31, 2007. The Plan is intended to permit Ashland to repurchase stock when it might otherwise be prohibited from trading its own stock. The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the complete Plan, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01. Other Items

     Today, Ashland's board of directors declared a special cash dividend of $10.20 per share that will be payable on October 25, 2006, to shareholders of record as of October 10, 2006. The Ashland board also authorized the repurchase of up to an additional 7 million shares of the company's common stock, to be made from time to time in the open market.

     Substantially all of the after-tax proceeds from the sale of Ashland Paving And Construction, Inc. were used to fund the completion of the prior repurchase authorization, and will be used to fund the additional 7-million-share repurchase authorization and the special cash dividend. After-tax proceeds, after adjustment for changes in working capital and certain other accounts, are estimated to total $1.28 billion.

     Because of the magnitude of the special cash dividend, the New York Stock Exchange has determined that the ex-dividend date will be October 26, 2006, the business day following the payable date for the special cash dividend. Ashland shareholders of record on the October 10, 2006, record date who subsequently sell their shares of common stock through the payable date for the special dividend will also be selling their right to receive such dividend. The special cash dividend is expected to be taxable to shareholders at the dividend tax rate and will not be considered a return of capital. Shareholders are encouraged to consult with their financial advisors regarding the circumstances of their individual tax situation.

     The special cash dividend and the share repurchase authorization are described in greater detail in the press release attached hereto as Exhibit
99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

  (d)   Exhibits

  10.1 Stock Trading Plan with Credit Suisse Securities (USA) LLC dated September 14, 2006.

  99.1  Press Release dated September 14, 2006.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                ASHLAND INC.
                                -------------------------------------------
                                                (Registrant)


September 14, 2006               /s/ J. Marvin Quin
                                -------------------------------------------
                                J. Marvin Quin
                                Senior Vice President
                                and Chief Financial Officer


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


                               EXHIBIT INDEX

10.1 Stock Trading Plan with Credit Suisse Securities (USA) LLC dated September 14, 2006.

99.1   Press Release dated September 14, 2006.


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